Exhibit 99.1

FOR IMMEDIATE RELEASE

June 2, 2026

USA Rare Earth Selects Cherokee County, South Carolina for New Rare Earth Metal and Magnet Manufacturing Operation

Blacksburg facility expected to create about 490 high-skill, high-wage manufacturing jobs and significantly expand the Company’s global mine to magnet value chain

By choosing South Carolina, USA Rare Earth is expected to have access to a robust incentives package including grants, tax credits and exemptions, a highly skilled advanced manufacturing workforce, and confirmed energy delivery to the new facility

Facility is expected to contribute to USAR’s planned domestic capacity of 10,000 metric tons per year of both magnets and heavy rare earth strip-cast, metal and alloy production, aligned with the Company’s business plan and expected government financing

BLACKSBURG, S.C., June 02, 2026 (GLOBE NEWSWIRE) -- USA Rare Earth, Inc. (Nasdaq: USAR) (“USA Rare Earth” or the “Company”), a rare earth, critical minerals and advanced materials company, today announced the selection of Cherokee County, South Carolina, as the site of a new magnet manufacturing and refined metals operation. The project is expected to create about 490 high-skill, high-wage jobs in the Upstate, and will significantly expand domestic production capacity for sintered neodymium-iron-boron (NdFeB) permanent magnets and the refined rare earth metals from which they are made.

To be located in the Bailey Industrial Park in Blacksburg, the state-of-the-art facility will complement the Company’s existing magnet manufacturing facility in Stillwater, Oklahoma, which commissioned its first commercial production line in March 2026. Together, the Stillwater and Blacksburg operations will form the magnet manufacturing centerpiece of USA Rare Earth’s integrated, mine to magnet value chain, which spans the Round Top heavy rare earth mining and processing project in Sierra Blanca, Texas; a separation and processing facility in Wheat Ridge, Colorado; the planned acquisition of the Serra Verde mining and processing operation in Goiás, Brazil; the LCM metal and alloy facility in Cheshire, United Kingdom; and a planned metallization and alloy facility in Lacq, France.

Once online, the Blacksburg facility is targeting production capacity of 6,400 metric tons per annum (tpa) of NdFeB rare earth magnets and 5,000 tpa of strip-cast, metal and alloy. Combined with the planned expansion at the Company’s Stillwater facility, USAR expects total domestic production capacity to reach 10,000 tpa of NdFeB rare earth magnets and 10,000 tpa of heavy rare earth strip-cast, metal and alloy, aligned with the Company’s business plan and expected government financing. Engineering work and equipment procurement for the Blacksburg facility is underway, with site work expected to commence in the coming months and commissioning targeted to begin in 2028.

The Cherokee County selection followed a comprehensive multi-state evaluation in which the Company prioritized access to a robust incentives package across grants, tax credits and exemptions, reliable and affordable power, the availability of a skilled advanced manufacturing workforce, proximity to defense and aerospace customers, and the ability to achieve an accelerated timeline for operational delivery. The site benefits from existing transportation infrastructure along the Interstate 85 corridor, an established advanced manufacturing supply chain across the Upstate, and confirmed energy delivery from Duke Energy.

Magnets and refined metals produced in Blacksburg will support vital needs in the defense, aerospace, semiconductor, medical, AI, energy, and advanced manufacturing industries, which depend on a secure, traceable rare earth value chain across America, its allies and partners.

QUOTES

“Cherokee County is the next critical link in the rare earth and magnet value chain we’re building across the United States, the United Kingdom, Europe and around the globe. South Carolina offered the workforce, the infrastructure and the partners we needed to move quickly. With this investment, we’re bringing home the advanced manufacturing capabilities that America and its allies depend on, from the factory floor to the front lines.”

-USA Rare Earth CEO Barbara Humpton

“South Carolina continues to attract investments that strengthen our economy and create meaningful opportunities for our people. USA Rare Earth’s $1.2 billion investment and the creation of approximately 490 new jobs will have a significant impact on Cherokee County and reinforce our state’s position as a leader in American manufacturing.”

-Gov. Henry McMaster

“USA Rare Earth’s approximately $1.2 billion investment in Cherokee County reflects the state’s strong capabilities in advanced manufacturing and innovation technologies. The Company’s new operation in the Upstate will contribute to South Carolina’s position as a leader in critical sectors.”

-Secretary of Commerce Harry M. Lightsey III

“Two hundred and fifty years ago, Cherokee County helped turn the tide of the Revolutionary War and today we are proud to once again stand on the front lines of American independence by welcoming USA Rare Earth to the Bailey Park. This project strengthens our nation's future by reducing our dependence on China for critical rare earth minerals while bringing jobs, investment and opportunity to Cherokee County.”

-Cherokee County Council Chairman Tim Spencer

“Duke Energy is proud to help bring USA Rare Earth to Cherokee County and strengthen America’s domestic rare earth supply chain. Through our close collaboration with state and local economic development partners, we worked to position this site with the upfront diligence, coordination and energy planning that companies need to move with confidence and speed. As we continue to prioritize reliable power at the lowest possible cost for our customers, we stand ready to welcome more industries like this to call South Carolina home.”

-Duke Energy South Carolina President Tim Pearson

About USA Rare Earth, Inc.

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, the United Kingdom, France and Brazil. Through its ownership of Less Common Metals (LCM), one of the world’s leading producers of rare earth metals and alloys, its magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil (subject to closing the Serra Verde Group transaction) and the Round Top deposit in Texas, USA Rare Earth operates across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. USA Rare Earth is establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors. For more information, visit www.usare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the planned Cherokee County, South Carolina facility, expected capital investment, anticipated job creation, expected production capacity and timelines, expected utility and infrastructure support, anticipated end markets and customers, the expected scope of the Company’s integrated value chain, and the Company’s ability to support U.S. Department of Defense requirements, including the January 2027 restriction on Chinese-origin sintered NdFeB magnets in covered defense applications. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “growth,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “propose,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from the Company’s expectations, including without limitation: risks associated with permitting, construction, workforce availability, supply chain conditions, customer demand, commodity prices, regulatory and policy developments, financing, and the integration of acquired operations; risks that the proposed transactions with the Serra Verde Group (“SVG”), Carester SAS and Texas Mineral Resources Corp. may not be consummated on their anticipated timelines or at all; the Company may not realize the anticipated benefits of its proposed and prior acquisitions, including expected synergies, financial performance, estimated EBITDA and, in the case of SVG, integration of operations, on the anticipated timeline or at all; the ability of the Company’s Stillwater magnet manufacturing facility to commence commercial operations on the timing and with the production capacity anticipated or at all; the Company’s limited operating history; the Company’s ability to commercially extract minerals from the Round Top deposit on its anticipated timeline or at all; risks that the Company may experience delays, unforeseen expenses, increased capital costs, and other complications in operating its business; the Company’s ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and adverse effect on the Company’s stock price if the Company issues additional common stock or equity-linked securities; the volatility of the Company’s stock price; the Company’s ability to enter into definitive agreements for the proposed U.S. Government financing, which is subject to conditions precedent and final government approvals, on the anticipated terms or at all and, if executed, to satisfy the milestones and other conditions of such financing, which could impose conditions to access such financing over a period of time; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow the Company to develop and commercially operate its Stillwater facility and other facilities; the Company’s ability to meet individual customer specifications and manufacture a consistently high quality product; fluctuations in demand for and prices of the Company’s products, including without limitation as a result of dumping, predatory pricing and other tactics by the Company’s competitors or state actors or the overall competitive environment; the Company’s ability to achieve positive cash flow or profitability or the ability to access cash flow within the Company’s corporate structure due to restrictions contained in the Company’s financing agreements; the Company’s ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of its neo magnets and other products into definitive orders; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which the Company operates or sell products or otherwise; war, terrorism, natural disasters or public health emergencies; the Company’s ability to retain or recruit key personnel; environmental, health and safety regulations; and the Company’s ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and subsequent filings. Any forward-looking statements speak only as of the date of this press release (or such other date as is specified in such statements), and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future developments except as required by law.

Contacts

Investor Relations

JB Lowe, USA Rare Earth, Inc.

ir@usare.com

Media

Collected Strategies

USARE-CS@collectedstrategies.com

SOURCE: USA Rare Earth, Inc.

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